Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8, Registration Statement Under the Securities Act 1933 as file Nos. 333-74245, 333-39450, and 333-67720) of GeoGlobal Resources Inc. of our report dated March 14, 2005 with respect to the consolidated financial statements of GeoGlobal Resources Inc. included in the Annual Report (Form 10-KSB/A, Amendment No. 1) for the year ended December 31, 2004.

Calgary, Canada

/s/  Ernst & Young LLP (signed)

July 26, 2005